Exhibit 99.1

Soapstone Networks Inc. Files Form 8-K Disclosing Financial Condition

and Announces Decision Not to File 2009 Annual Report on Form 10-K

March 17, 2010 — Soapstone Networks Inc. (“Soapstone”) (trading symbol: SOAP.PK), announced today that it has filed a Form 8-K with the Securities and Exchange Commission which discloses its financial condition as of December 31, 2009. Soapstone’s Board of Directors has determined not to file an Annual Report on Form 10-K for the fiscal year ended December 31, 2009 because that filing would primarily report on Soapstone’s operations prior to Soapstone’s adoption of a Plan of Liquidation and Dissolution, which was effective as of July 31, 2009. Additionally, Soapstone today announced that its Board of Directors has also determined not to file Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K for any future periods.

Soapstone’s Board of Directors determined not to make these filings after careful consideration of Soapstone’s current circumstances, including the fact that Soapstone is no longer engaged in any active business or operations and no longer has any employees. Soapstone is dissolving in accordance with the requirements of the Delaware General Corporation Law and pursuant to a Plan of Liquidation and Dissolution previously disclosed in Soapstone’s proxy statement filed with the Securities and Exchange Commission on July 2, 2009 and approved by Soapstone’s stockholders at an annual meeting held on July 28, 2009. Soapstone’s Board of Directors also carefully considered the fact that continuing to make these filings would require Soapstone to incur considerable expense (in the form of legal, accounting, consulting and other professional fees), thereby reducing the amounts that may ultimately be distributable to Soapstone’s stockholders in the future.

In coming to these decisions, Soapstone’s Board of Directors was particularly focused on maximizing the amount that Soapstone will ultimately have available for distribution to its stockholders, as well as the fact that neither an Annual Report on Form 10-K for the fiscal year ended December 31, 2009, nor future quarterly or annual report filings would provide meaningful information to Soapstone’s stockholders or the investing public that could not be provided via alternative, less expensive methods.

To that end, Soapstone intends to continue to file Current Reports on Form 8-K upon the occurrence of any event that is material to Soapstone, including the making of any distribution payment to stockholders or the final dissolution of Soapstone. In addition, in lieu of filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2009 or making future quarterly or annual report filings, Soapstone intends to file Current Reports on Form 8-K following the conclusion of each fiscal quarter that will contain statements of Soapstone’s Net Assets and Changes in Net Assets as of the last day of such fiscal quarter, which statements will be prepared by Soapstone. After today’s Form 8-K filing, Soapstone intends to continue to make similar filings within 40 days after the end of each subsequent fiscal quarter until Soapstone’s dissolution is complete.

Cautionary Statement About Forward-Looking Statements

This press release contains “forward-looking statements” about Soapstone’s future expectations, expenses and plans that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Further information on potential risk factors that could affect Soapstone, its liquidation and its cash holdings are set forth in Soapstone’s previous filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

Contact:

Soapstone Networks Inc.

Michael Cayer, (978) 987-9304